Exhibit 99.1

BioSig Technologies Issues November 2019 Shareholder Letter

Highlights include PURE EP™ System commercialization plans for 2020, clinical trials and installation updates on PURE EP™ System and other business development advancements

Westport, CT, November 14, 2019 /GLOBE NEWSWIRE/ — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company developing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company has issued its November 2019 Shareholder Letter.

Shareholder Letter highlights include:

●	Commercialization plans that include the installation of PURE EP™ Systems at up to 9 centers throughout the U.S. in the first half of 2020

●	Updates on Texas Cardiac Arrhythmia Institute’s (TCAI) evaluation of clinical cases

●	Further PURE EP™ System installations are scheduled to begin at the University of Pennsylvania in Philadelphia and at Mayo Clinic in Jacksonville before year end

●	Clinical trial with the PURE EP™ System to commence in November 2019

●	The Company’s subsidiary, NeuroClear Technologies, Inc., raised $3.7 million in initial funding

●	New licensing agreement with Mayo Clinic and the opening of a new corporate office in Rochester, MN to support our Mayo collaboration

●

Presented first clinical observations at Venice Arrhythmias 2019, a distinguished industry event held every two years in Italy, and at the 14th Annual International Symposium on Ventricular Arrhythmias: Pathophysiology & Therapy

●	Additions of key personnel and a new Board member and updates to our intellectual property portfolio.

To view the Company’s November 2019 Shareholder Letter, please visit our website: https://ir.biosig.com.

About BioSig Technologies

BioSig Technologies is a medical technology company developing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace (www.biosig.com). Led by a proven management team and a veteran Board of Directors, BioSig Technologies is preparing to commercialize its PURE EP(tm) System. The technology has been developed to address an unmet need in a large and growing market.

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory. The system is indicated for use under the supervision of licensed healthcare practitioners who are responsible for interpreting the data. This novel cardiac signal acquisition and display system is engineered to assist electrophysiologists in clinical decision-making during electrophysiology procedures in patients with abnormal heart rates and rhythms. BioSig’s ultimate goal is to deliver technology to improve upon catheter ablation treatments for the prevalent and potentially deadly arrhythmias, Atrial Fibrillation and Ventricular Tachycardia. BioSig has partnered with Minnetronix on technology development and received FDA 510(k) clearance for the PURE EP(tm) System in August 2018.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119